Exhibit 99.2

AMENDED AND RESTATED
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF SONUS NETWORKS, INC.

This charter is intended as a component of the flexible governance framework within which the Board of Directors of Sonus Networks, Inc., assisted by its committees, directs the affairs of Sonus Networks, Inc.  While it should be interpreted in the context of the Company’s Fourth Amended and Restated Certificate of Incorporation, as may be amended from time to time, and Amended and Restated By-laws, as may be amended from time to time, this charter is not intended to establish by its own force any legally binding obligation.

I.                                         PURPOSES AND AUTHORITY.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sonus Networks, Inc. (the “Company”) shall oversee, or assist the Board in overseeing, the Company’s compensation policies and practices as outlined in this charter.  The Committee’s duties and responsibilities are listed in greater detail below, and include, without limitation: (i) establishing compensation policies and programs for directors and executive officers of the Company; (ii) approving any employment agreements or compensatory arrangements with executive officers of the Company; (iii) administering the Company’s equity incentive plans and approving grants under the plans; and (iv) reviewing and discussing with management the Company’s annual meeting proxy statement and other regulatory filings.

In discharging its role, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company, and, subject to the direction of the Board, the Committee is authorized and delegated the authority to act on behalf of the Board with respect to any matter necessary or appropriate to the accomplishment of its purposes.  The Committee has the power to retain outside counsel, compensation consultants and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.  The Company shall provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors.

The Committee shall recommend to the Board any amendments of this charter as the Committee deems appropriate.

II.                                     COMPOSITION.

The Committee shall be composed of at least two members of the Board (including a Chairperson), all of whom shall be determined by the Board to be “independent,” as such term is defined in the listing rules of the Nasdaq Stock Market (“Nasdaq”).

Except as otherwise directed by the Board, a director selected as a Committee member shall continue to be a member for as long as he or she remains a director of the Company or until his or her earlier resignation or removal from the Committee.  Any member may be removed from the Committee by the Board, with or without cause, at any time.  The Chair of the Committee shall be appointed from among the Committee members by, and serve at the pleasure of, the Board, shall preside at meetings of the Committee and shall have the authority to convene meetings, set agendas for meetings and determine the Committee’s information needs, except as otherwise provided by action of the Committee.  In the absence of the Chair at a duly convened meeting, the Committee may select a temporary substitute from among its members to serve as chair of the meeting.  The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meeting of the Committee.

III.                                 MEETINGS AND OPERATIONS.

The Committee shall meet as often as necessary, but at least four times each year, to enable it to fulfill its responsibilities.

The Committee shall establish its own schedule of meetings.  Notice of meetings shall be given to all Committee members or may be waived.  The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Amended and Restated Bylaws.  A majority of the members of the Committee shall constitute a quorum for a meeting.  The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present.  Subject to the Company’s Amended and Restated Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting.  The Committee shall otherwise establish its own rules of procedure.

The Committee, by resolution approved by a majority of the Committee, may delegate any of its responsibilities to a subcommittee or to members of management so long as such delegation is not otherwise inconsistent with law and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq.

The Committee shall conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this charter.

The Committee shall report regularly to the Board on Committee findings and recommendations and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

IV.                                KEY RESPONSIBILITIES.

The following responsibilities are set forth as a guide for fulfilling the Committee’s purposes with the understanding that the Committee may undertake other and different activities, and the Committee’s activities may diverge from those described below as appropriate under the circumstances.

In such manner as the Committee determines is appropriate to fulfill its purposes, the Committee shall:

A.                                   Review and approve the Company’s compensation plans, practices and policies for directors and executive officers, including a review of any risks arising from compensation practices and policies for employees that are reasonably likely to have a material adverse effect on the Company;

B.                                     Review and approve the base salary and incentive cash compensation targets with respect to the chief executive officer (the “CEO”); set the goals and objectives relative to such incentive cash compensation targets; evaluate the CEO’s performance in light of those goals and objectives; and following such evaluation, establish the CEO’s incentive cash compensation level and communicate feedback relating to the CEO’s evaluation to the Chairman of the Board;

C.                                     After receiving recommendations from the CEO, review and approve the base salary and incentive cash compensation targets with respect to the executive officers other than the CEO; set the goals and objectives relative to such incentive cash compensation targets; evaluate the performance of the executive officers other than the CEO in light of those goals and objectives; and following such evaluation, establish the incentive cash compensation level of the executive officers other than the CEO;

D.                                    Review and approve any employment agreements or arrangements with executive officers of the Company;

E.                                      Review and approve any perquisites and other personal benefits to the Company’s executive officers and directors;

F.                                      Review the Company’s succession plans for executive officers, where requested to do so by the Board;

G.                                     Make recommendations to the Board regarding the establishment and terms of any other incentive compensation or equity-based plans and monitor their administration;

H.                                    Administer and approve grants under the Company’s equity incentive plans;

I.                                         Make recommendations to the Board regarding compensation for directors who are not employees of the Company;

J.                                        Review and approve the engagement and, at least annually, the remuneration provided to any compensation consultant who has provided advice to the Committee;

K.                                    Review and discuss with management the Compensation Discussion and Analysis disclosure required by SEC regulations and determine whether to recommend to the Board, as part of a report of the Committee to the Board, that such disclosure be included in the Company’s Annual Report on Form 10-K and any proxy statement for the election of directors (or information statement in lieu thereof); and

L.                                      Prepare the Compensation Committee Report for inclusion in the Company’s annual meeting proxy statement and other regulatory filings.

The Board shall have the right in its sole discretion to assign additional duties to the Committee and/or retain any such duties previously delegated to the Committee as the Board determines is appropriate from time to time.

Recommended by the Compensation Committee and approved by the Board of Directors of the Company on June 1, 2011.